EXHIBIT 4.6

                              CERTIFICATE OF TRUST

                                       OF

                           BANK UNITED CAPITAL TRUST

     THIS CERTIFICATE OF TRUST of Bank United Capital Trust (the "Trust"), dated as of April 7, 1999, is being duly executed and filed by the undersigned, as trustees, with the Secretary of State of the State of Delaware to form a business trust under the Delaware Business Trust Act (12 DEL. C. 3801 ET SEQ.)(the "Act").

     1. NAME. The name of the business trust formed hereby is "Bank United Capital Trust."

     2. DELAWARE TRUSTEE. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711.

     3. EFFECTIVE DATE. This Certificate of Trust shall be effective at the time of its filing with the Secretary of State of the State of Delaware.

     IN WITNESS WHEREOF, the undersigned, being all of the trustees of the Trust at the time of filing this Certificate of Trust, have duly executed this Certificate of Trust in accordance with Section 3811(a) of the Act as of the date first above written.

                                          THE BANK OF NEW YORK (DELAWARE), not
                                          in its individual capacity but solely
                                          as Delaware Trustee
                                          By:/s/WALTER N. GITLIN
                                          Name: Walter N. Gitlin
                                          Title: Authorized Signatory

                                          THE BANK OF NEW YORK, not in its
                                          individual capacity but solely as
                                          Property Trustee
                                          By:/s/MARY BETH LEWICK
                                          Name: Mary Beth Lewick
                                          Title: Assistant Vice President

                                          ANTHONY J. NOCELLA, not in his
                                          individual capacity but solely as
                                          Regular Trustee
                                          /s/ANTHONY J. NOCELLA